As filed with the Securities and Exchange Commission on December 12, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-5089826
(State or jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Shuttle Pharmaceuticals Holdings, Inc.

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

SHUTTLE PHARMACEUTICALS HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN

(Full title of plan)

Anatoly Dritschilo, M.D.

Chief Executive Officer

Shuttle Pharmaceuticals Holdings, Inc.

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:

Megan J. Penick

Stephen A. Weiss

Michelman & Robinson, LLP

800 Third Avenue, 24th Floor

New York, New York 10022

(212) 730-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8, which registers 3,000,000 shares of Common Stock of Shuttle Pharmaceuticals Holdings, Inc., includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffer prospectus may be used by selling shareholders, including certain unnamed non-affiliates, for reoffers and resales of our Common Stock acquired pursuant to our Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee annual Plan Information.*

*All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

This prospectus relates to the reoffer and resale from time to time of up to 3,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), of Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), by certain selling shareholders named herein as well as certain unnamed non-affiliates.

The selling shareholders may offer and sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. We will not receive any of the proceeds from the offering or sale of such shares by the selling shareholders.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “SHPH.” On December 9, 2022 the closing price for our Common Stock as reported by the Nasdaq Capital Market was $2.751.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page I-8 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2022.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read this entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the late effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment, or in combination with surgery, chemotherapy and immunotherapy. We currently have no FDA approved products and we have not yet applied for a new drug application. To date, we have been funded by investments from private investors and government contracts obtained from the National Institutes of Health (NIH) for performing research. We have no product revenue and our independent auditors, in their report dated June 3, 2022, expressed doubt about our ability to continue as a going concern.

Historically, the major advances in radiation oncology have focused on improving technology to increase the amount of radiation that can be administered to a tumor without damaging adjacent, normal tissues. Examples of other such technologies include intensity modulated radiation therapy (IMRT), stereotactic body radiation therapy (SBRT), stereotactic radiosurgery (SRS) and proton therapy – the backbones of state-of-the-art RT. All offer improvements in physical radiation dose shaping. The basic principle underlying the effectiveness of RT for curing cancers lies in the differential cancer cell kill achieved in tumors, as compared to the effects of RT on the normal surrounding tissues, which is achieved by delivery of highly conformal RT doses – in other words, delivery of high-dose to volumes that are shaped to conform to the target cancers while minimizing the dose to surrounding normal tissues. The treated volumes frequently include sensitive normal tissues, thereby limiting the magnitudes of the prescribed RT doses. We suggest that technological innovations to define tumor volumes and shape radiation delivery have reached an effectiveness plateau and that further improvements in RT outcomes will require pharmacological and immunological approaches to sensitize cancers, protect normal tissues and engage the immune system.

At present, the drugs being used for sensitizing cancers to RT are chemotherapeutic agents possessing radiation sensitizing properties as secondary effects. With the exception of Cetuximab a growth factor targeting monoclonal antibody biologic, all other drugs used as radiation sensitizers are used “off-label” to address the clinical need for radiation sensitizers. For example, certain chemotherapeutic agents, such as 5-fluorouracil, capecitabine and cis-platinum, are approved as single agents for cancer treatment, but are used “off-label” as radiation sensitizers in combination with RT. Treatments with such agents are associated with inherent toxicities associated with the drug’s primary, single-agent mechanisms of action.

Shuttle Pharma’s platform of sensitizers offers a pipeline of product candidates designed to address the urgent clinical need and the current limitations of using “off-label” drugs with potential new sensitizer agents. Our pipeline includes Ropidoxuridine, our lead clinical sensitizer drug candidate, to sensitize rapidly growing cancer cells and selective histone deacetylase (HDAC) inhibitors to sensitize cancer cells and stimulate the immune system. Our novel technologies will be tested in combinations with radiation therapies (conventional X-ray and proton radiation therapies) and in combinations with immune-therapies. To date, Ropidoxuridine has completed a Phase I clinical trial. Our HDAC inhibitor platform drug candidates have been tested in preclinical models of solid tumor cancers. Ropidoxuridine and the selective HDAC6 inhibitor SP-2-225 are the clinical and preclinical candidate drug products we propose to develop using funding from this offering.

Our intellectual property for Ropidoxuridine includes novel formulations that show improved drug bioavailability (in a preclinical animal model) and for sensitizing cancers to proton and to conventional radiation therapies. Our HDAC inhibitor intellectual property includes new patent applications and granted patents for composition of matter and methods of use for treating cancers with HDAC inhibitors in combinations with radiation therapy.

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To date, we have obtained funding for our research from private investors and Small Business Innovation Research (“SBIR”) contracts obtained through the National Institutes of Health (“NIH”) to support the development of the radiation sensitizer Ropidoxuridine in a Phase I clinical trial. We have also received awards for Phase I and II SBIR contracts for development of human cell cultures for health disparities studies and predictive biomarkers of radiation late effects through the NIH’s National Cancer Institute. The completed Phase I and II funded discovery work performed to establish “Cell-based Models for Prostate Cancer Health Disparity Research” and to develop “Predictive Biomarkers of Prostate Cancer Sensitivity for Radiation Late Effects” enables Shuttle Pharma to apply for NIH SBIR Phase II funding to develop these products for advancing basic science and clinical research.

Our Product Candidates

The U.S. Food and Drug Administration (the “FDA”) considers new molecular entities as drugs that use new and unique mechanisms of action for treating medical conditions. Our clinical stage agent, Ropidoxuridine (IPdR), increases DNA double strand breaks following radiation exposure and our inhibitors of histone deacetylases (HDACs) stimulate the immune system to produce T-lymphocytes targeting cancer cells.

Our objective is to improve the outcomes of cancer treatment through RT while reducing its side effects by:

●	Sensitizing growing cancer cells to render them more susceptible to the effects of RT;

●	Activating the DNA damage response pathway to protect normal cells located near cancers; and

●	Activating the immune response to antigens present on irradiated and un-irradiated cancer cells.

To our knowledge, no drug utilizing the mechanisms of our candidate small molecule drugs has received FDA approval as a radiation sensitizer. We have developed, to clinical stage, the small molecule strategies to sensitize growing cancer cells in tumors to conventional RT and to large fraction radiation therapy. The pre-clinical technology, HDAC inhibitor platform, is designed to target cancer cells while protecting healthy tissue/normal cells, thus enhancing the candidate radiation sensitizer product pipeline. The selective HDAC6 inhibitor (SP-2-225), discovered and developed by our scientists, has inhibited the growth of melanoma tumors and breast cancers in animal models by an immune stimulating mechanism.

We are focused on developing a clinical stage product candidate (Ropidoxuridine) and a pre-clinical product candidate, selective HDAC6 inhibitor (SP-2-225). We propose to develop these drug candidates as illustrated below:

Overview of Radiation Sensitizer Development

Ropidoxuridine, the clinical stage molecule, sensitizes rapidly growing cancers to radiation therapy by increasing reactive free radicals that increase DNA strand breaks. Ropidoxuridine development for treating glioblastoma will require Phase II clinical testing for use in treating brain tumors. The selective HDAC6 inhibitor, SP-2-225, a pre-clinical stage molecule, activates the innate immune system to target irradiated tumor cells by immune mechanisms.

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Ropidoxuridine (IPdR)

Ropidoxuridine (IPdR) is an orally available halogenated pyrimidine (5-iodo-2-pyrimidinone-2-deoxyribose) with strong cancer radiation sensitizing properties. As a prodrug that does not become an active drug until after it is metabolized, IPdR is absorbed and metabolized to IUdR by enzymes in the liver and in cancer cells. IUdR, a halogenated pyrimidine, is incorporated into DNA by rapidly growing cancer cells. Cells that incorporate IUdR into their DNA then become more sensitive to the effects of RT. The Phase I clinical trial of Ropidoxuridine and RT, supported by an NIH SBIR contract to Shuttle Pharma, was sub-contracted to the Brown University Oncology Group (BrUOG) at the LifeSpan/Rhode Island Hospital. This Phase I clinical trial has been completed and the results were initially reported by the sub-contractor at the 30th EORTC-NCI-AACR Symposium in November 2018 and published in the medical journal Clinical Cancer Research in 2019. A maximum tolerated dose (MTD) of 1200 mg/day for 28 days was established for use in combination with radiation therapy to achieve therapeutic blood levels of IUdR.

The reported Phase I clinical trial of Ropidoxuridine in combination with RT provides the foundation for proposed Phase II clinical trials to establish the data necessary for the FDA to determine efficacy in treating brain tumors, sarcomas and pancreatic cancers, diseases that offer potential for orphan designations. The FDA granted approval of our application for orphan-drug designation for IPdR for the treatment of glioblastoma. Orphan designation protects the marketing position of Ropidoxuridine for up to seven years after marketing approval is received from the FDA. This approval integrates well into the overall intellectual property strategy for Ropidoxuridine which includes filed patent applications for “Method and Compositions for Cancer Therapies that Include Delivery of Halogenated Thymidines and Thymidine Phosphorylase Inhibitors in Combination with Radiation.” We believe that we are positioned to initiate Phase II clinical studies with Ropidoxuridine and RT in 2023.

Extended Bio-availability Ropidoxuridine (IPdR/TPI)

Ropidoxuridine and Tipiracil (IPdR/TPI) is a new combination drug formulation designed to increase the bio-availability and incorporation of IUdR into DNA. Shuttle Pharma’s preclinical studies of the combination of IPdR/TPI have shown up to 10-fold greater bioavailability of the active metabolite (IUdR) as compared to IPdR administered alone in controls. We have filed an application under the Patent Cooperation Treaty (or PCT) for the intellectual property. This new formulation will be tested in a Phase I clinical trial as a sensitizer of rectal cancers. Another nucleoside analogue, Trifluridine has been formulated in combination with Tipiracil (TAS-102) to enhance drug uptake by colon cancer cells to prolong survival in patients treated for metastatic colorectal cancers, as has been reported in the New England Journal of Medicine (N Engl J Med. 2015; 372:1909-1919). We anticipate testing for uptake of IPdR by colorectal cancer cells following administration of the IPdR/TPI drug formulation.

Proton radiation therapy is an advanced form of radiation therapy using charged proton particles (p+). Proton RT differs from conventional RT in that the radiation is delivered by a beam of protons to precisely target tumors and, due to the favorable physics of energy deposition by proton particles, there is no exit beam, resulting in less radiation to surrounding healthy tissues. The use of Proton RT is expanding rapidly in the U.S. and worldwide. According to the National Association of Proton Therapy, more than 30 facilities are currently in operation in the U.S. and an additional 30 facilities are planned for installation over the next five years. (See www.proton-therapy.org.) Much attention has been paid to proton therapy in the popular press, promoting its advantages, as well as addressing the increased health care costs. The role of a sensitizer that offers proton radiation sensitization presents an opportunity to enhance the value of proton radiation therapy as a cancer treatment modality. We believe the development of a proton therapy targeted radiation sensitizer, such as IPdR/TPI, is timely and consistent with current market needs to advance protons as a therapeutic modality.

We intend to perform clinical studies to support the development of the IPdR/TPI combination to advance this drug candidate with proton RT. The addressable market includes diseases such as brain tumors, cancers of the head and neck, GI cancers and lung cancers.

Selective HDAC Inhibitors

The roles of acetylation in the epigenetic regulation of chromatin structure and gene expression rests on the balance of activities of histone acetyltransferases (HATs) and histone deacetylases (HDACs). Increased acetylation of histones leads to changes in chromatin structure and accessibility for key cellular proteins to specific target sites. Acetylations of non-histone proteins also modulates their enzymatic activities. We have discovered novel HDAC inhibitor molecules and testing in preclinical models has shown cancer radiation sensitizing properties, normal tissue protective properties and selective HDAC6 inhibitory properties. Our HDAC inhibitor platform, described below, will be evaluated in pre-clinical studies of radiation sensitization of solid tumors and activation of the immune response to irradiated cancer cells.

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●	SP-1-161 is our candidate lead pre-clinical, pan-HDAC inhibitor that initiates the mutated in ataxia-telangiectasia (ATM) response pathway. ATM is activated by ionizing radiation induced DNA damage. Activated ATM phosphorylates critical factors involved in DNA repair, apoptosis, and cell cycle checkpoint. Phosphorylation of the molecules in these pathways, in turn, activates the cellular functions. ATM also can be activated by HDAC inhibitors and imparts radiation protective properties. Using rational drug design, we discovered HDAC inhibitors and ATM activators capable of radiation sensitizing cancer cells and protecting normal cells. SP-1-161 is our lead candidate radiation sensitizing pan-HDAC inhibitor.

●	SP-2-225 is our candidate lead selective histone deacetylase inhibitor of HDAC6. HDAC6 is a member of the Class IIb HDAC family. Selective HDAC6 inhibitors are an emerging class of pharmaceuticals due to effects on neurodegenerative diseases, cancers and immunology. Specifically, the potential to affect regulation of the immune system and enhance the immune response to cancers is of significant interest as an adjuvant treatment in combination with radiation therapy. We propose to test our HDAC6 inhibitors for a role in enhancing post-RT immune responses to antigens produced in irradiated cancers for their effects on control of local and metastatic disease.

●	SP-1-303 is a selective Class I HDAC inhibitor that preferentially affects histone deacetylases HDAC1 and HDAC3 and shows direct and selective cytotoxicity for ER positive and Her2 negative breast cancer cells.

Drug Development Projects for Radiation Treatment of Cancers

To advance research that is complementary to our radiation sensitizer discovery and development projects, the NIH has awarded SBIR contracts to us to develop reagents for health disparities research and to develop biomarkers of radiation sensitivity for patients treated with radiation therapy. Our scientists have been engaged in developing model human cell systems for testing radiation sensitizers in tissue cultures. This project provides an efficient and low-cost screening technology to provide data for the FDA’s determination of drug efficacy and to identify candidate lead molecules for treating prostate cancers in African-Americans. First developed at Georgetown University, the conditional cellular reprogramming (CRC) technology offers the ability to establish new cell lines from biopsies of cancers. We have obtained a sub-license from Propagenix, Inc. to establish 100 normal and cancer cell lines from prostate biopsy samples for use in screening drug candidates and for health disparities research. A more detailed description of the Propagenix license is set forth on page 60 below.

In addition, to identify patients who may be more sensitive to radiation therapy and are at a higher risk to suffer treatment-related complications, collaborative research with Georgetown University has led to discovery of metabolite biomarkers, which are predictive of patient responses to radiation therapy. A patent for the intellectual property has been submitted by Georgetown University with Shuttle Pharma scientist (Scott Grindrod, PhD) as co-inventor. Developmental work in health disparities and predictive biomarker development has been supported by NIH SBIR contracts to Shuttle Pharmaceuticals for the following areas:

●	Develop prostate cancer cell lines from African-American men with the goal of advancing research to address prostate cancer health disparities (designated SBIR “Topic 352: Cell-Based Models for Prostate Cancer Health Disparity Research- Moonshot Project (Phase II)”); and

●	Develop predictive biomarkers of prostate patient outcomes following treatment with SBRT (designated SBIR “Topic 345: Predictive Biomarkers for Prostate Cancer Sensitivity for Radiation Late Effects (Phase I and II).”

The NIH’s SBIR program is designed to encourage small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization. Shuttle Pharma will apply for additional NIH SBIR grants and contracts to fund advancement of these projects.

Market Opportunity

The American Cancer Society (Cancer Facts & Figures 2020) estimates 1,806,590 new cancer cases and 606,520 cancer deaths each year in the United States and, according to the American Society for Radiation Oncology, more than 50% of patients undergo RT at some point in the treatment of their diseases. RT is used to treat cancers of the lung, breast, brain, esophagus, pancreas, rectum, head and neck, uterus, lymphomas and sarcomas. At present, we are developing drug candidates to address brain, pancreas, rectum, sarcomas and lymphomas, although we may test and seek approval for our drug candidates to treat other cancers in the future.

I-4

Currently, there is only one drug (the monoclonal antibody, Cetuximab) that has received FDA approval for the radiation sensitizer indication. Cetuximab is a recombinant monoclonal antibody that binds to epidermal growth factor receptor (EGFR) and inhibits the binding of epidermal growth factor (EGF). Cetuximab is administered via intravenous infusion and is used as monotherapy or in combination with other chemotherapies or radiation therapy. In clinical trials, cetuximab was associated with serious and fatal infusion reactions, cardiopulmonary arrest or sudden death, and serious dermatologic toxicities, toxicities that have created deterrents to its use as a radiation sensitizer. Present treatment utilizes “off-label” small molecule drugs, which are cytotoxic chemotherapy agents that also sensitize, but do not have radiation sensitization as an FDA approved indication. Moreover, since “off-label” drugs are cytotoxic, they are often associated with intrinsic acute and chronic side effects. Nevertheless, these drugs have shown clinically significant improvements in disease control and survival and are typically included in standard-of-care treatment recommendations for patients with cancers of the head and neck, brain, lung, esophagus, stomach, pancreas, liver, bladder, lymphomas and sarcomas. As a result, we believe that there is a significant market opportunity for our product candidates. Based on cancer incidence data published by the American Cancer Society, we have estimated the numbers of patients presenting with local/regional disease, suitable for treatment with RT.

Estimated RT Cases by Disease Site

Cancer Type	Cases Diagnosed Annually	Estimated RT Cases
Brain	23,890	21,979
Pancreas	57,600	32,832
Sarcomas	13,130	4,000
Rectum	43,340	26,437

Annual cancer cases for each disease site are estimated from American Cancer Society Facts & Figures 2020 publication. The fraction of patients optimally receiving RT for each disease site were obtained from published estimates of Delaney G, Jacob S, Featherstone C, Barton M. The role of radiotherapy in cancer treatment: estimating optimal utilization from a review of evidence-based clinical guidelines. Cancer. 2005 Sep 15;104(6):1129-37. doi: 10.1002/cncr.21324. The Estimated RT cases were obtained by multiplying Cases Diagnosed Annually by the fraction receiving RT for optimal utilization.

Our Development Strategy

Our goal is to maintain and build upon our leadership position in radiation sensitization. We plan to develop Ropidoxuridine and the HDAC6 inhibitor (SP-2-225) and, if approved by the FDA, to commercialize our product candidates for the treatment of cancers. While this process may require years to complete, we believe achieving this goal could result in radiation sensitizer and immunotherapy products for cancer treatment. Key elements of our strategy include:

●	Capitalize on Ropidoxuridine as an orally available, small molecule radiation sensitizer. To date, there is one drug (Cetuximab) approved by the FDA specifically as a radiation sensitizer. If we are successful in developing Ropidoxuridine to obtain FDA approval, a small molecule sensitizer will be enabled for clinical applications for radiation sensitization.

●	Expand our leadership position within radiation sensitizers. In addition to our traditional radiation sensitizers, we plan to advance our near-term pipeline to include radiation sensitizers for proton therapy. Proton Therapy is growing worldwide as a form of radiation therapy due to its unique beam shaping characteristics. As a result, this new technology offers a major opportunity for Shuttle Pharma to strive to develop a sensitizer drug for proton therapy sensitization applications.

●	Execute a disciplined business development strategy to strengthen our portfolio of product candidates. We have built our current product pipeline through in-house development, partnerships with leading academic institutions and through successful in-licensing deals. We will continue to evaluate new in-licensing opportunities and collaboration agreements with leading academic institutions and other biotechnology companies around programs that seek to address areas of high unmet need and for which we believe there is a high probability of clinical success, including programs beyond our target franchise areas and current technology footprint.

●	Invest in our HDAC platform technology to maximize its utility across cancer therapies. We are initially applying the platform to develop drugs for cancer radiation sensitization and normal tissue radiation protection. In addition, these drugs also affect immune regulatory properties. We intend to invest to investigate other properties of our platform technology.

I-5

●	Enter into collaborations to realize the full potential of our platform. The breadth of our HDAC technology platform enables other therapeutic applications, in addition to radiation sensitization and immune therapy. We intend to seek collaborations centered on our platform to maximize applications for our HDAC inhibitor technology.

We propose the following clinical development plan to identify, develop and commercialize drugs for use in cancer treatments in combination with RT:

Develop Ropidoxuridine (IPdR) for Orphan disease indications to take to market

●	Manufacture 24 kg of Ropidoxuridine and formulate for use in clinical trials.
●	Conduct a Phase II clinical trial of Ropidoxuridine, Temodar and RT in glioblastoma.
●	Conduct a Phase III clinical trial in glioblastoma to secure FDA approval to market Ropidoxuridine for the glioblastoma indication using orphan disease designation for marketing protection.

Develop Ropidoxuridine and tipiracil (IPdR/TPI) for colorectal cancer indications to take to market

●	Formulate 5 kg of IPdR/TPI for use in pre-clinical efficacy studies, IND-enabling studies and a Phase I clinical trial.
●	Conduct IND-enabling studies; obtain IND for IPdR/TPI with RT.
●	Conduct a Phase I clinical trial of IPdR/TPI with RT in rectal cancers to establish the MTD.
●	Conduct a Phase II clinical trial of IPdR/TPI with RT in rectal cancer.

Develop HDAC Inhibitors for use in breast cancer for immune activation after RT

●	Complete pre-clinical studies of HDAC inhibitors in human xenograft tumor models.

○	SP-1-161 with RT in breast cancers.
○	SP-1-303 with RT in ER+, Her2- breast cancers.
○	SP-2-225 with immune checkpoint inhibitors in lung cancers.

●	Advance the lead HDAC6 inhibitor, SP-2-225, for IND-enabling.
●	Conduct Phase I clinical trials to determine MTD.
●	Conduct Phase II clinical trials for proof-of-concept efficacy evaluation in lung cancers.

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The Offering

Outstanding Common Stock	13,527,580 shares of our common stock are outstanding as of December 12, 2022.

Common Stock Offered	Up to 3,000,000 shares of Common Stock for sale by the selling shareholders (which include our executive officers and directors), as well as certain unnamed selling shareholders, for their own account pursuant to the Equity Incentive Plan.

Selling Stockholders	The selling shareholders named herein are set forth in the section entitled “Selling Shareholders” of this reoffer prospectus on page I-9.

Proceeds	We will not receive any proceeds from the sale of our Common Stock by the selling shareholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” in the Prospectus to our Registration Statement on Form S-1, filed with the SEC on August 31, 2022, as well as our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022, as filed with the SEC on November 14, 2022.

Nasdaq Capital Market Symbol	SHPH

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding Shuttle Pharmaceuticals Holdings, Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Investors should carefully consider all of the information set forth in this Prospectus, and the risk factors set forth in the Company’s Prospectus, filed with the SEC on August 31, 2022, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed with the SEC on November 14, 2022, as well as the Company’s subsequent filings with the SEC, before deciding to invest in our Common Stock. Such risks disclosed therein are not exhaustive, and additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See the section entitled “Selling Shareholders” below. All net proceeds from the sale of the Common Stock will go to the shareholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of Common Stock. We will, however, receive proceeds from the exercise by the Selling Shareholders of options to purchase Common Stock, which proceeds will be applied to general working capital purposes.

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SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 3,000,000 shares of Common Stock issued to the selling shareholders, or underlying equity awards issued to the selling shareholders, under our Equity Incentive Plan. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling shareholder as of December 12, 2022, (ii) the number of shares to be offered for resale by each selling shareholder and (iii) the number and percentage of shares of Common Stock that each selling shareholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling shareholders also are sold.

Unless otherwise indicated, the address for each of the selling shareholders named below is c/o Shuttle Pharmaceuticals Holdings, Inc., One Research Court, Suite 450, Rockville, Maryland 20850.

Name of Selling Shareholder	Number of Shares Owned	Number of Shares to be Offered for the Account of the Selling Stockholder (1) (2)	Number of Shares Owned After the Offering	% Owned After the Offering**
Anatoly Dritschilo, M.D. (3)	4,297,979	22,748	4,275,231	31.60%
Milton Brown, M.D., Ph.D. (4)	1,073,526	2,702	1,070,824	7.92%
Mira Jung, Ph.D. (5)	1,071,716	892	1,070,824	7.92%
Michael Vander Hoek (6)	6,095	6,095	-	*
Peter Dritschilo (7)	10,380	10,380	-	*
Tyvin A. Rich, M.D. (8)	3,843	3,843	-	*
Steve Richards (9)	2,702	2,702	-	*
Joshua Schafer (10)	2,702	2,702	-	*
Chris Senanayake (11)	4,417	4,417	-	*
Bette Jacobs (12)	35,587	35,587	-	*

**	calculated based on 13,527,580 shares of Common Stock outstanding as of December 12, 2022.

*	denotes less than 1%

(1)	These are designated as “control securities” as such term is defined in General Instruction C to Form S-8.

(2)	Represents vested and unvested options, warrants or restricted stock units (“RSUs”).

(3)	Dr. Anatoly Dritschilo is our Chief Executive Officer. His shareholdings consist of 1,070,824 shares of common stock, 22,748 restricted stock units which have been granted to Dr. Dritschilo, all of which have fully vested but none of which has yet been issued, and 3,204,407 shares of common stock held of record by Joy Dritschilo, his spouse.

(4)	Dr. Brown is a director one of our co-founders. His shareholdings consist of 1,070,824 shares of our common stock and 2,702 restricted stock units which have been granted to Dr. Brown, all of which have fully vested but none of which have been issued.

(5)

Dr. Jung is our Chief Scientific Officer for Biology. Her shareholdings consist of 1,070,824 shares of our common stock and 892 restricted stock units which have been granted to Dr. Jung, all of which have fully vested but none of which have been issued.

(6)	Mr. Vander Hoek is our Chief Financial Officer. His shareholdings consist of a grant of 6,095 restricted stock units, all of which have fully vested but none of which have been issued.

(7)	Mr. Peter Dritschilo is our President and Chief Operating Officer. His shareholdings consist of a grant of 10,380 restricted stock units, all of which have fully vested but none of which have been issued.

(8)	Dr. Rich is our Chief Clinical Officer. His shareholdings consist of a grant of 3,843 restricted stock units, two-thirds of which is fully vested and one-third of which remains subject to vesting.

(9)	Mr. Richards is one of our independent directors. His shareholdings consist of a grant of 2,702 restricted stock units, all of which have fully vested but none of which have been issued.

(10)	Mr. Schafer is one of our independent directors. His shareholdings consist of a grant of 2,702 restricted stock units, all of which have fully vested but none of which have been issued.

(11)	Mr. Senanayake is one of our independent directors. His shareholdings consist of a grant of 4,417 restricted stock units, all of which have fully vested but none of which have been issued.

(12)	Dr. Jacobs is one of our independent directors. Her holdings consist of 35,587 restricted stock units, one third of which are fully vested and two-thirds of which remain subject to vesting.

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PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling shareholder” means and includes:

●	the persons identified in the table above as the selling shareholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this reoffer prospectus may be sold from time to time directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this reoffer prospectus.

The selling shareholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock of the selling shareholders.

Although the shares of common stock covered by this reoffer prospectus are not currently being underwritten, the selling shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

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We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Michelman & Robinson, LLP, New York, New York and Los Angeles, California.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2020 and December 31, 2021 incorporated by reference in this prospectus constituting a part of the Registration Statement on Form S-8 have been so incorporated in reliance on the report of BF Borgers CPA, PC, an independent registered public accounting firm which prepared the report for the years ended December 31, 2020 and December 31, 2021, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

We are a Delaware corporation and, accordingly, we are subject to the corporate laws under the Delaware General Corporation Law (“DGCL”). Article 8 of our Amended and Restated Articles of Incorporation, Article 7 of our amended and restated by-laws and the DGCL Statutes, contain indemnification provisions.

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Our Amended and Restated Articles of Incorporation provides that we will indemnify, to the fullest extent permitted by applicable law, any of our directors or officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. We shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors. We have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of ours who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this reoffer prospectus and made a part hereof:

(a)	The Company’s Prospectus, dated August 29, 2022, filed with the Commission on August 31, 2022 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-265429), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed

(b)	Our Quarterly Report on Form 10-Q for the period ended September 30, 2022, as filed with the SEC on November 14, 2022; and

(c)	Our Current Report on Form 8-K (other than information furnished rather than filed) as filed with the SEC on September 6, 2022; and

(d)	The description of our common stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on August 29, 2022, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only be accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on these who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

3,000,000 shares of

Common Stock

December 12, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this reoffer prospectus and made a part hereof:

(a)	The Company’s Prospectus dated August 29, 2022, filed with the Commission on August 31, 2022 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-265429), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	Our Quarterly Report on Form 10-Q for the period ended September 30, 2022, as filed with the SEC on November 14, 2022; and

(c)	Our Current Report on Form 8-K (other than information furnished rather than filed) as filed with the SEC on September 6, 2022; and

(d)	The description of our Class A common stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on August 31, 2022, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation and, accordingly, is subject to the corporate laws under the Delaware General Corporation Law (“DGCL”). Article 8 of the Registrant’s Amended and Restated Articles of Incorporation, Article 7 of the Registrant’s by-laws and the DGCL Statutes each contain indemnification provisions.

The Registrant’s Amended and Restated Articles of Incorporation provides that we will indemnify, to the fullest extent permitted by applicable law, any director or officer of the Registrant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was the Registrant’s director, officer, employee or agent or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Registrant shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors. The Registrant has the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Registrant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as a director or officer of the Registrant, or any of its subsidiaries or any other company or enterprise to which the person provides services at our request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 9. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibit.

See Exhibit Index, which is incorporated herein by reference.

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, of the State of Maryland, on this 12th day of December, 2022.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo
Anatoly Dritschilo, M.D.
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anatoly Dritschilo	Chief Executive Officer and Chairman of the Board	December 12, 2022
Anatoly Dritschilo, M.D.	(Principal Executive Officer)

/s/ Michael Vander Hoek	Chief Financial Officer	December 12, 2022
Michael Vander Hoek	(Principal Financial and Accounting Officer)

/s/ Chris Senanayake	Director	December 12, 2022
Chris Senanayake

/s/ Steven Richards	Director	December 12, 2022
Steven Richards

/s/ Josh Schafer	Director	December 12, 2022
Josh Schafer

/s/ Milton Brown	Director	December 12, 2022
Milton Brown, M.D., Ph.D.

/s/ Bette Jacobs	Director	December 12, 2022
Bette Jacobs

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Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective March 30, 2022 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective June 22, 2022 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

3.5	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 1, 2022).

5.1	Legal Opinion of Michelman & Robinson LLP*

10.1	Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

23.1	Consent of BF Borgers CPA PC*

23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on signature page)

107	Fee Table*

*Filed herewith.

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